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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000 and Note 10, the date for which is March 14, 2000 relating to the financial statements which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP
Detroit, Michigan
April 19, 2001